Exhibit 99.2 Second Quarter 2019 Earnings Presentation

Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Ares”) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information, and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees, other expenses and taxes. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including assets under management, fee paying assets under management, fee related earnings and realized income, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds that the company consolidates with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of June 30, 2019, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date. 2

Second Quarter Highlights

Assets Under Management	• Total Assets Under Management ("AUM") of $142.1 billion • Total Fee Paying AUM ("FPAUM") of $89.4 billion • Available Capital of $37.1 billion • AUM Not Yet Earning Fees available for future deployment of $27.3 billion • Raised $7.3 billion in gross new capital with net inflows of $6.2 billion[1] for the quarter ended June 30, 2019 • Capital deployment of $6.7 billion during the quarter ended June 30, 2019, including $4.1 billion related to our drawdown funds
Financial Results	• Q2-19 GAAP net income attributable to Ares Management Corporation of $32.1 million • Q2-19 GAAP basic and diluted earnings per share of Class A common stock of $0.24 and $0.23, respectively • Q2-19 GAAP management fees of $237.8 million[2] • Q2-19 unconsolidated management and other fees of $250.9 million[2] • Q2-19 Fee Related Earnings of $77.0 million • Q2-19 Realized Income of $94.3 million • Q2-19 after-tax Realized Income of $0.32 per share of Class A common stock[3]
Corporate Actions	• Declared quarterly dividend of $0.32 per share of Class A common stock[4] • Declared quarterly dividend of $0.4375 per share of Series A preferred stock[5]
Recent Developments	• On July 9, 2019, we expanded our existing insurance platform, Ares Insurance Solutions, through the launch of Aspida Financial ("Aspida"). Aspida entered into an agreement to acquire a Michigan-domiciled insurance company and its insurance operations for approximately $75 million in cash. The transaction is expected to close prior to the end of 2019, subject to regulatory approval and other closing conditions.

1. Net inflows represents gross commitments less redemptions.
2. Includes ARCC Part I Fees of $39.2 million for the three months ended June 30, 2019. Differences between GAAP and unconsolidated management fees represents $8.7 million from Consolidated Funds that is eliminated upon consolidation and $0.3 million management fees attributable to certain joint venture partners. Unconsolidated other fees represents $4.6 million primarily of transaction-based fees earned from Credit Group funds and the difference between unconsolidated other fees and GAAP administrative, transaction and other fees represents $6.6 million of administrative fees that are netted against the respective expenses.
3. After-tax Realized Income per share of Class A common stock is net of the preferred share dividend.
4. Payable on September 30, 2019 to shareholders of record as of September 16, 2019.
5. Payable on September 30, 2019 to shareholders of record as of September 15, 2019. As September 15, 2019 falls on a Sunday, the effective record date for the dividend will be Friday, September 13, 2019.

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#ACACAC #1E3154 Gross New Capital Commitments(1) #225070 #828282 $ in millions Q2 2019 Comments Credit Group ARCC and affiliates $3,330 New and additional debt commitments #D2D2D2 #49749B U.S. Direct Lending 984 New and additional equity and debt commitments to various funds Alternative Credit 775 New and additional equity and debt commitments to various funds Other Credit Funds 609 New and additional equity and debt commitments to various funds #679FD1 Total Credit Group $5,698 Private Equity Group Special Opportunities $997 New equity commitments bringing total commitments to $1.1 billion #75B8F4 Total Private Equity Group $997 Real Estate Group European Equity $279 Additional equity commitments #A7D1EA U.S. Debt 249 Additional equity and debt commitments to various funds Other Real Estate 39 Additional equity commitments #DBE6EF Total Real Estate Group $567 Total $7,262 1. Represents gross new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. 4

Assets Under Management AUM as of June 30, 2019 was $142.1 billion, an increase of 17.1% from prior year(1) • The increase of $20.7 billion was driven by capital raising, primarily across U.S. and European direct lending, alternative credit, and syndicated loan funds in our Credit Group FPAUM as of June 30, 2019 was $89.4 billion, an increase of 16.3% from prior year • The increase of $12.5 billion was attributable to deployment of capital in funds across U.S. and European direct lending strategies and new commitments to our syndicated loans strategy AUM ($ in billions) FPAUM ($ in billions) $89.4 $136.7 $142.1 $87.2 $11.9 $7.4 $121.4 $11.8 $76.9 $7.0 $24.7 $7.0 $17.2 $10.9 $23.8 $17.3 $23.6 $16.6 $101.1 $105.5 $62.9 $64.8 $86.9 $53.3 Q2-18 Q1-19 Q2-19 Q2-18 Q1-19 Q2-19 Credit Private Equity Real Estate Credit Private Equity Real Estate 1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and a registered investment adviser ("IHAM"). 5

Management Fees by Duration and Fund Type For the three months ended June 30, 2019: ◦ 83% of management fees come from funds with three or more years remaining in duration ◦ 89% of management fees are derived from permanent capital, closed end funds and CLOs Duration Fund Type 1% 2% 2% 5% 7% 11% 7% 4% 37% 45% 83% 89% 20% 37% 22% Permanent Capital 3 to 6 years 7 to 9 years Closed End Funds Permanent Capital CLOs 10 or more years Differentiated Fewer Than 3 years Managed Accounts Open End Funds Other Managed Accounts(1) Managed Accounts 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 6

AUM and FPAUM by Duration As of June 30, 2019, approximately 72% of AUM and 73% of FPAUM had a duration longer than 3 years ◦ At time of fund closing, the initial duration was greater than 7 years for approximately 74% of AUM AUM: $142.1 billion FPAUM: $89.4 billion 14% 17% 3% 22%3% 7% 13% 16% 7 18% 19% % 6% 11% 11% 7% 72% 5% 73% 13% 18% 35% 28% 24% 30% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Differentiated Managed Managed Accounts Accounts(1) 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 7

Available Capital and AUM Not Yet Earning Fees Available Capital as of June 30, 2019 was $37.1 billion, an increase of 11.4% from prior year • The increase of $3.8 billion was driven primarily by new commitments in U.S. and European direct lending and alternative credit funds in our Credit Group AUM Not Yet Earning Fees as of June 30, 2019 was $29.1 billion, an increase of 21.6% from prior year • The increase of $5.2 billion was driven primarily by new commitments across U.S. direct lending and alternative credit funds in our Credit Group Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) $29,147 $37,083 $35,048 $27,016 $1,768 $33,295 $4,518 $23,972 $1,753 $2,224 $4,619 $1,517 $3,321 $921 $5,170 $1,690 $5,559 $7,171 $23,746 $25,155 $27,395 $21,361 $22,803 $24,870 Q2-18 Q1-19 Q2-19 Q2-18 Q1-19 Q2-19 Credit Private Equity Real Estate Credit Private Equity Real Estate 8

AUM Not Yet Earning Fees As of June 30, 2019, AUM Not Yet Earning Fees of $29.1 billion could generate approximately $286.1 million in potential incremental annual management fees, of which $271.9 million relates to the $27.3 billion of AUM available for future deployment(1) • The $27.3 billion of AUM Not Yet Earning Fees available for future deployment includes approximately $21.2 billion relating to U.S. and European direct lending funds and $2.9 billion in alternative credit funds AUM Not Yet Earning Fees Available for Future AUM Not Yet Earning Fees: $29.1 billion Deployment: $27.3 billion $333 $1,506 $1,524 $1,277 $24,507 $27,290 $27.3 billion of AUM Not Yet Earning Fees was available for future deployment ($ in millions) ($ in millions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (2) Funds in or Expected to Be in Wind-down Credit Private Equity Real Estate 1. No assurance can be made that such results will be achieved. Assumes the AUM Not Yet Earning Fees as of June 30, 2019 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. There is no assurance such capital will be invested. Reference to $286.1 million includes approximately $46.0 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC (in excess of its current leverage up to its target leverage of 1.25x debt to equity). Effective June 21, 2019, ARCC has increased its target leverage to a range of 0.9x to 1.25x debt to equity, as provided for in the 2018 Small Business Credit Availability Act. No assurance can be made that such capital will be invested. Note that no potential ARCC Part I Fees are reflected in any of the amounts above. 2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. As of June 30, 2019, capital available for deployment for follow-on investments could generate approximately $14.2 million in potential management fees. There is no assurance such capital will be invested. 9

Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM as of June 30, 2019 was $85.3 billion, an increase of 16.5% from prior year

- The increase of $12.1 billion was primarily driven by capital raising across U.S. and European direct lending funds in our Credit Group

Incentive Generating AUM[1] as of June 30, 2019 was $31.4 billion, an increase of 28.1% from prior year

- The increase was primarily driven by additional funds exceeding their hurdle rates in our Credit Group, as well as deployment of capital within funds exceeding hurdle rates as of June 30, 2019

Of the $55.2 billion of Incentive Eligible AUM that is currently invested, 57.0% is Incentive Generating

- Excluding the ARCC Part II fees[2] that are based on capital gains from the largely debt oriented ARCC portfolio, 75.4% of Incentive Eligible AUM that is currently invested is Incentive Generating

Incentive Eligible AUM



($ in millions)
$73,165
$7,465
$19,367
$46,333
$79,867
$7,455
$19,642
$52,770
$85,266
$7,592
$20,698
$56,976
Q2-18
Q1-19
Q2-19
Credit
Private Equity
Real Estate

Q2-19 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in millions)

	Credit	Private Equity	Real Estate	Total
Incentive Generating AUM	**$19,710**	**$8,539**	**$3,174**	**$31,423**
+ Uninvested IEAUM	21,209	5,502	3,379	30,090
+ IEAUM below hurdle	2,550	6,657	1,039	10,246
+ARCC Part II Fees below Hurdle[2]	13,507	—	—	13,507
Incentive Eligible AUM	**$56,976**	**$20,698**	**$7,592**	**$85,266**

1. Incentive Generating AUM includes $9.9 billion of AUM from funds generating unrealized incentive income that is not recognized as revenue by Ares until such fees are crystallized or no longer subject to reversal.

2. ARCC Part II Fees are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. As of June 30, 2019, this calculation resulted in ARCC being below the required hurdle for payment to Ares of any ARCC Part II Fees by approximately 0.08% of the value of the underlying portfolio.

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Capital Deployment(1) • Total gross invested capital during Q2-19 of $6.7 billion compared to Q2-19 Capital Deployment Breakdown: $6.7 billion $6.4 billion in Q2-18 ($ in millions) ◦ Of the total amount, $4.1 billion was related to deployment in our drawdown funds compared to $4.3 billion for the same period in 2018 $522 $599 ◦ Of our drawdown funds, the most active investment strategies were European direct lending, U.S. direct lending, corporate private equity, special opportunities and alternative credit $5,615 Credit Private Equity Real Estate Q2-19 Capital Deployment in Drawdown Funds: Q2-19 Capital Deployment by Type: $6.7 billion $4.1 billion ($ in millions) ($ in millions) $6,379 (2) $812 $4,271 $1,363 $4,110 $2,626 $137 $1,008 $522 $599 $4,110 $4,204 $3,126 $2,989 Q2-18 Q1-19 Q2-19 (2) Drawdown Funds Non-drawdown Funds Credit Private Equity Real Estate 1. Capital deployment figures exclude deployment from permanent capital vehicles. 2. Non-drawdown funds amounts includes new capital deployed by managed accounts and CLOs but excludes recycled capital. 11

GAAP Statements of Operations

$ in thousands, except share data	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Revenues				
Management fees (includes ARCC Part I Fees of $39,157, $77,550 and $29,866, $58,283 for the three and six months ended June 30, 2019 and 2018, respectively)	$237,846	$194,032	$462,505	$383,547
Carried interest allocation	119,712	(13,444)	317,005	40,685
Incentive fees	10,220	7,740	27,035	12,811
Principal investment income	5,844	1,871	34,603	6,780
Administrative, transaction and other fees	11,200	13,964	20,871	26,429
Total revenues	**384,822**	**204,163**	**862,019**	**470,252**
Expenses				
Compensation and benefits	162,170	138,992	319,016	273,631
Performance related compensation	92,688	(13,005)	249,208	12,873
General, administrative and other expenses	65,416	59,918	116,603	104,368
Expenses of Consolidated Funds	15,427	35,112	19,981	36,428
Total expenses	**335,701**	**221,017**	**704,808**	**427,300**
Other income (expense)				
Net realized and unrealized gain on investments	521	3,267	3,997	2,428
Interest and dividend income	1,652	2,356	3,496	5,703
Interest expense	(5,793)	(6,076)	(11,382)	(12,945)
Other income (expense), net	4,797	(1,987)	300	(2,298)
Net realized and unrealized gain (loss) on investments of Consolidated Funds	(116)	34,487	4,248	21,402
Interest and other income of Consolidated Funds	102,206	92,633	195,390	157,055
Interest expense of Consolidated Funds	(68,005)	(56,754)	(132,917)	(101,179)
Total other income	**35,262**	**67,926**	**63,132**	**70,166**
Income before taxes	84,383	51,072	220,343	113,118
Income tax expense	9,505	36,903	23,889	24,528
Net income	**74,878**	**14,169**	**196,454**	**88,590**
Less: Net income attributable to non-controlling interests in Consolidated Funds	8,346	9,882	25,970	10,249
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	34,393	16,062	93,396	49,168
Net income (loss) attributable to Ares Management Corporation	**32,139**	**(11,775)**	**77,088**	**29,173**
Less: Series A Preferred Stock dividends paid	5,425	5,425	10,850	10,850
Net income (loss) attributable to Ares Management Corporation Class A common stockholders	**$26,714**	**$(17,200)**	**$66,238**	**$18,323**
Net income (loss) attributable to Ares Management Corporation per share of Class A common stock:				
Basic	$0.24	$(0.20)	$0.60	$0.16
Diluted	$0.23	$(0.20)	$0.58	$0.16
Weighted-average shares of Class A common stock:				
Basic	105,188,966	98,037,252	104,054,035	91,861,946
Diluted	116,603,887	98,037,252	113,657,864	91,861,946
Dividend declared and paid per share of Class A common stock[1]	**$0.32**	**$0.37**	**$0.64**	**$0.77**

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RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Three Months Ended June 30,			Six Months Ended June 30,		
	2019	2018	% Change	2019	2018	% Change
Management fees[(1)]	$246,279	$202,304	22%	$479,291	$399,130	20%
Other fees	4,611	7,221	(36)%	7,686	13,294	(42)%
Compensation and benefits expenses[(2)]	(132,178)	(110,391)	20%	(255,667)	(218,115)	17%
General, administrative and other expenses[(3)]	(41,690)	(37,096)	12%	(83,016)	(71,814)	16%
Fee Related Earnings	**$77,022**	**$62,038**	**24%**	**$148,294**	**$122,495**	**21%**
Realized net performance income	$10,765	$34,727	(69)%	$30,121	$42,965	(30)%
Realized net investment income	6,524	11,289	(42)%	20,528	14,667	40%
Realized Income	**$94,311**	**$108,054**	**(13)%**	**$198,943**	**$180,127**	**10%**
After-tax Realized Income, net of Series A Preferred Stock dividends[(4)]	$80,960	$94,421	(14)%	$169,979	$158,230	7%
After-tax Realized Income per share of Class A common stock, net of Series A Preferred Stock dividends[(5)]	**$0.32**	**$0.40**	**(20)%**	**$0.66**	**$0.67**	**(1)%**
Other Data						
Total fee revenue[(6)]	$257,044	$237,031	8%	$509,412	$442,095	15%
Effective management fee rate[(7)]	1.09%	1.05%		1.09%	1.06%	

1. Includes ARCC Part I Fees of $39.2 million and $29.9 million for the three months ended June 30, 2019 and 2018, respectively, and $77.6 million and $58.3 million for YTD 2019 and YTD 2018, respectively.
2. Includes compensation and benefits expenses attributable to the Operations Management Group of $34.0 million and $30.7 million for the three months ended June 30, 2019 and 2018, respectively, and $66.7 million and $60.9 million for YTD 2019 and YTD 2018, respectively, which are not allocated to an operating segment.
3. Includes G&A expenses attributable to Operations Management Group of $19.9 million and $19.2 million for the three months ended June 30, 2019 and 2018, respectively, and $40.5 million and $37.6 million for YTD 2019 and YTD 2018, respectively, which are not allocated to an operating segment.
4. For the three months and six months ended June 30, 2019 and 2018, after-tax Realized Income includes current income tax related to: (i) realized performance income of $2.0 million, $5.7 million, and $4.7 million, $5.7 million, respectively and (ii) FRE of $6.0 million, $12.4 million, and $3.6 million, $5.4 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $1.4 million, $3.2 million, and $4.6 million, $5.3 million, respectively, and (b) corporate level tax expense (benefit) of $4.6 million, $9.2 million, and $(1.0) million, $0.1 million, respectively.
5. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 32 for additional details.
6. Total fee revenue is calculated as management fees plus realized net performance income.
7. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Realized Income and Fee Related Earnings:				
Income before taxes	$84,383	$51,072	$220,343	$113,118
Adjustments:				
Depreciation and amortization expense	5,221	7,711	11,045	14,887
Equity compensation expense[1]	24,029	22,507	51,581	43,594
Acquisition and merger-related expense	4,207	47	5,980	(272)
Unamortized placement fees	12,432	1,852	12,953	3,516
Other expense, net[2]	2	13,554	1	13,561
Expense of non-controlling interests in consolidated subsidiaries	933	719	1,809	1,359
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(8,079)	(9,951)	(25,124)	(10,318)
Unconsolidated performance income - unrealized	(98,662)	124,343	(245,237)	89,225
Unconsolidated performance related compensation - unrealized	67,459	(100,886)	174,762	(89,877)
Unconsolidated net investment (income) loss - unrealized	2,386	(2,914)	(9,170)	1,334
Realized Income	$94,311	$108,054	$198,943	$180,127
Unconsolidated performance income - realized	$(35,994)	$(122,608)	$(104,567)	$(145,715)
Unconsolidated performance related compensation - realized	25,229	87,881	74,446	102,750
Unconsolidated net investment income - realized	(6,524)	(11,289)	(20,528)	(14,667)
Fee Related Earnings	$77,022	$62,038	$148,294	$122,495

Note: This table is a reconciliation of income before provision for income taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. For the three months and six months ended June 30, 2019 and 2018, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $9.8 million, $23.1 million and $13.9 million, $25.1 million, respectively; (ii) annual bonus awards of $6.5 million, $14.6 million and $4.3 million, $10.5 million, respectively; and (iii) discretionary awards of $7.6 million, $13.9 million and $4.3 million, $8.0 million, respectively.
2. 2018 period includes $11.8 million payment to ARCC for rent and utilities for the years ended 2017, 2016, 2015 and 2014, and the first quarter of 2018.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.)

$ in thousands	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Performance income and net investment income reconciliation:				
Carried interest allocation	$119,712	$(13,444)	$317,005	$40,685
Incentive fees	10,220	7,740	27,035	12,811
Carried interest allocation and incentive fees	**$129,932**	**($5,704)**	**$344,040**	**$53,496**
Performance income - realized earned from Consolidated Funds	$4,750	4,000	$5,184	$4,000
Performance income - reclass[1]	(26)	(31)	580	(1,006)
Unconsolidated performance income - unrealized	(98,662)	124,343	(245,237)	89,225
Performance income - realized	**$35,994**	**$122,608**	**$104,567**	**$145,715**
Total consolidated other income	**$35,262**	**$67,926**	**$63,132**	**$70,166**
Net investment income from Consolidated Funds	(32,726)	(70,186)	(64,305)	(76,979)
Performance income - reclass[1]	26	31	(580)	1,006
Principal investment income	1,579	14,722	31,471	17,430
Other expense, net	2	1,718	1	1,725
Other income of non-controlling interests in consolidated subsidiaries	(5)	(8)	(21)	(15)
Investment (income) loss - unrealized	7,524	(4,248)	(8,900)	172
Interest and other investment (income) loss - unrealized	(5,138)	1,334	(270)	1,162
Total realized net investment income	**$6,524**	**$11,289**	**$20,528**	**$14,667**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations.

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Credit Group[1]

- Management and other fees increased by 24% for Q2-19 compared to Q2-18, primarily due to an increase in deployment in funds in the U.S. and European direct lending strategies
- Fee related earnings increased by 24% for Q2-19 compared to Q2-18, primarily driven by higher management fees
- Realized income increased by 10% for Q2-19 compared to Q2-18, primarily driven by an increase in fee related earnings offset by lower realized net performance income

Financial Summary and Highlights[2]

$ in thousands	Q2-19	Q2-18	% Change	YTD 2019	YTD 2018	% Change
Management and other fees[3]	$176,286	$142,725	24%	$342,318	$280,221	22%
Fee Related Earnings	**$97,940**	**$79,160**	**24%**	**$190,119**	**$156,108**	**22%**
Realized net performance income	$6,395	$18,095	(65)%	$15,657	$20,078	(22)%
Realized net investment income (loss)	2,413	34	NM	4,277	(679)	NM
Realized Income	**$106,748**	**$97,289**	**10%**	**$210,053**	**$175,507**	**20%**
AUM ($ in billions)	**$105.5**	**$86.9**	**21%**			
FPAUM ($ in billions)	**$64.8**	**$53.3**	**22%**			

24%

Q2-19 increase in Fee Related Earnings

22%

Q2-19 increase in FPAUM

European Direct Lending: 2.2%[4]
High Yield: 3.0%[5]
Syndicated Loans: 2.0%[5]

Q2-19 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~260 investment professionals, over 1,600 portfolio companies and 170 active funds as of June 30, 2019.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.
2. This table is a financial summary only. See slide 23-24 for complete financial results.
3. Includes ARCC Part I Fees of $39.2 million and $29.9 million for Q2-19 and Q2-18, respectively, and $77.6 million and $58.3 million for YTD 2019 and YTD 2018, respectively. The amounts are net of the $10 million quarterly ARCC–ACAS transaction fee waiver, which is effective through Q3-19.
4. The net return for European direct lending is 1.5% for Q2-19. Gross and net returns for European direct lending are represented by a composite made up of the ACE II and ACE III Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II and ACE III U.S. dollar denominated feeder funds are 1.7% and 1.1% for Q2-19. Returns in the chart are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, other expenses and taxes, as applicable. Net returns are reduced by applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.
5. Net performance returns: 1.9% for U.S. Syndicated Loan funds and 2.8% for U.S. High Yield funds. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. High Yield Composite which includes all actual, fully discretionary, fee-paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch US High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

16

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Private Equity Group(1)

- Management and other fees increased 5% for Q2-19 compared to Q2-18 primarily driven by new commitments in our energy opportunities fund and by deployment of capital within SSF IV
- Fee related earnings decreased 3% primarily driven by an increase in compensation offset by higher management fees
- Realized income decreased by 41% for Q2-19 compared to Q2-18, primarily driven by reduced realized performance and investment income

Financial Summary and Highlights(2)

$ in thousands	Q2-19	Q2-18	% Change	YTD 2019	YTD 2018	% Change
Management and other fees	$52,162	$49,655	5%	$103,558	$99,882	4%
Fee Related Earnings	**$25,959**	**$26,808**	**(3)%**	**$52,102**	**$53,795**	**(3)%**
Realized net performance income	$3,673	$16,104	(77)%	$12,499	$16,942	(26)%
Realized net investment income	1,912	10,496	(82)%	10,967	9,998	10%
Realized Income	**$31,544**	**$53,408**	**(41)%**	**$75,568**	**$80,735**	**(6)%**
AUM ($ in billions)	**$24.7**	**$23.6**	**5%**			
FPAUM ($ in billions)	**$17.2**	**$16.6**	**4%**			

5%

Q2-19 increase in management and other fees

4%

Q2-19 increase in FPAUM

Q2-19: 4.0%

Gross return in Corporate Private Equity portfolio(3)

Note: Past performance is not indicative of future results. The Private Equity Group had ~95 investment professionals, 45 portfolio companies, 54 Infrastructure and Power Assets and 23 active funds and related co-investment vehicles as of June 30, 2019.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.
2. This table is a financial summary only. See slide 23-24 for complete financial results.
3. Performance for corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, other expenses and taxes, if applicable. Net returns are reduced by applicable management fees, carried interest, as applicable, and other expenses. Net asset-level returns for corporate private equity portfolio was 3.1% for Q2-19. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

17

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Real Estate Group[1]

- Management and other fees increased 31% for Q2-19 compared to Q2-18, primarily driven by new commitments and $3.6 million in catch up fees from our fifth flagship European equity fund
- Fee related earning increased 17% for Q2-19 compared to Q2-18, primarily driven by higher management fees
- Realized income increased by 59% for Q2-19 compared to Q2-18, primarily driven by increases in fee related earnings and higher realized performance and investment income

Financial Summary and Highlights[2]

$ in thousands	Q2-19	Q2-18	% Change	YTD 2019	YTD 2018	% Change
Management and other fees	$22,442	$17,145	31%	$41,101	$32,321	27%
Fee Related Earnings	**$6,991**	**$5,986**	**17%**	**$13,234**	**$11,091**	**19%**
Realized net performance income	$697	$528	32%	$1,965	$5,945	(67)%
Realized net investment income (loss)	2,615	(35)	NM	6,081	3,112	95%
Realized Income	**$10,303**	**$6,479**	**59%**	**$21,280**	**$20,148**	**6%**
AUM ($ in billions)	**$11.9**	**$10.9**	**9%**			
FPAUM ($ in billions)	**$7.4**	**$7.0**	**6%**			

17%

Q2-19 increase in Fee Related Earnings

9%

Q2-19 increase in AUM

U.S. Equity: 4.0%

European Equity: 2.5%

Q2-19 Gross Returns[3]

Note: Past performance is not indicative of future results. The Real Estate Group had ~75 investment professionals, over 180 properties and 45 active funds and related co-investment vehicles as of June 30, 2019.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.
2. This table is a financial summary only. See slide 23-24 for complete financial results.
3. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees, carried interest, as applicable, or fund expenses. Gross return for U.S. equity is represented by U.S. Fund VIII and gross return for European equity is represented by EF IV. EF IV is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Returns in the chart are shown for the Euro-denominated composite as this is the base denomination of the funds. Gross returns do not reflect the deduction of management fees, carried interest, other expenses and taxes, as applicable. Net returns are reduced by applicable management fees, carried interest, as applicable, and other expenses, if applicable. Net returns for U.S. equity and European equity were 3.0% and 2.2%, respectively, for Q2-19. The gross and net returns for the dollar denominated feeder fund for EF IV were 3.3% and 3.1%, respectively, for Q2-19. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

18

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Realized Income per Share Data

$ in thousands, except share data	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
After-tax Realized Income, net of Series A Preferred Stock dividends				
Realized Income before taxes	$94,311	$108,054	$198,943	$180,127
Entity level foreign, state and local taxes	(1,374)	(4,557)	(3,213)	(5,223)
Series A Preferred Stock dividends[1]	(5,425)	(5,425)	(10,850)	(10,850)
Realized Income, net of Series A Preferred Stock dividends	**$87,512**	**$98,072**	**$184,880**	**$164,054**
Income taxes[2]	$(6,552)	$(3,651)	$(14,901)	$(5,824)
After-tax Realized Income, net of Series A Preferred Stock dividends	**$80,960**	**$94,421**	**$169,979**	**$158,230**
After-tax Realized Income per share[3]	**$0.35**	**$0.42**	**$0.74**	**$0.71**
After-tax Realized Income per share of Class A common stock				
Realized Income, net of Series A Preferred Stock dividends	$87,512	$98,072	$184,880	$164,054
x Average ownership % of Ares Operating Group	47.38%	44.92%	47.07%	42.95%
Realized Income attributable to Class A common stockholders	**$41,461**	**$44,050**	**$87,026**	**$70,466**
Income taxes[2]	$(6,552)	$(3,651)	$(14,901)	$(5,824)
After-tax Realized Income attributable to Class A common stockholders	**$34,909**	**$40,399**	**$72,125**	**$64,642**
After-tax Realized Income per share of Class A common stock[4]	**$0.32**	**$0.40**	**$0.66**	**$0.67**

1. Ares had 12,400,000 of 7% Series A Preferred Shares outstanding as of June 30, 2019.
2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for the three and six months ended June 30, 2019 of $1.9 million and $6.6 million, respectively, of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 23.95% statutory tax rate. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For the three and six months ended June 30, 2019, these differences totaled $7.4 million and $12.8 million, respectively, and reduced our tax rate on FRE from 23.95% to 14.4% and 15.3%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI.
3. Weighted average shares used for RI of 233,435,470 includes the sum of shares of Class A common stock, Ares Operating Group Units that are exchangeable for shares of Class A common stock on a one-for-one basis and the dilutive effects of Ares' equity-based awards. Please refer to slide 32 in this presentation for further information.
4. Calculation of after-tax Realized Income per share of Class A common stock uses the total average shares of Class A common stock outstanding and the dilutive effects of Ares' equity-based awards. See slide 32 for additional details.

19

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Balance Sheet • Substantial balance sheet value related to investments in Ares managed vehicles and net accrued performance income receivable ◦ As of June 30, 2019, our balance sheet had $247.2 million in cash and cash equivalents and $566.3 million in debt obligations, which included $320.0 million drawn against our $1.065 billion revolving credit facility ◦ As of June 30, 2019, the fair value of our corporate investment portfolio was $494.1 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $691.4 million(1) ◦ As of June 30, 2019, gross accrued performance income reported on a GAAP and unconsolidated basis was $1,072.0 million ▪ As of June 30, 2019, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $299.4 million, which increased by 20.2% from December 31, 2018 Net Performance Income Receivable by Group – GAAP Net Performance Income Receivable by Group – GAAP and Unconsolidated basis and Unconsolidated basis Q4 2018: $249.0 million Q2 2019: $299.4 million 24% 28% 32% 31% 40% 45% Credit Private Equity Real Estate 1. As of June 30, 2019, $48.8 million was invested in entities that are not managed by Ares. Difference between GAAP and unconsolidated investments represents investments of $197.3 million in Consolidated Funds that are eliminated upon consolidation. Corporate investment portfolio excludes accrued carried interest allocation of $1,072.0 million. 20

Corporate Data

Board of Directors

Michael Arougheti
Co-Founder, Chief Executive Officer and President of Ares

Antoinette Bush
Executive Vice President and Global Head of Government Affairs of News Corp

Paul G. Joubert
Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners

David Kaplan
Co-Founder and Partner of Ares, Co-Head of Private Equity Group

John Kissick
Co-Founder and Former Partner of Ares

Michael Lynton
Chairman of Snap Inc.

Dr. Judy D. Olian
President of Quinnipiac University

Antony P. Ressler
Co-Founder and Executive Chairman of Ares

Bennett Rosenthal
Co-Founder and Partner of Ares, Co-Head of Private Equity Group

Executive Officers

Michael Arougheti
Co-Founder, Chief Executive Officer and President

Ryan Berry
Partner, Chief Marketing and Strategy Officer

Kipp deVeer
Partner, Head of Credit Group

David Kaplan
Co-Founder and Partner

Michael McFerran
Partner, Chief Operating Officer and Chief Financial Officer

Antony P. Ressler
Co-Founder and Executive Chairman

Bennett Rosenthal
Co-Founder and Partner

Michael Weiner
Executive Vice President, Chief Legal Officer and Secretary

Corporate Headquarters

2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Tel: (310) 201-4100
Fax: (310) 201-4170

Corporate Counsel

Kirkland & Ellis LLP
Los Angeles, CA

Independent Registered Public Accounting Firm

Ernst & Young LLP
Los Angeles, CA

Research Coverage

Bank of America Merrill Lynch
Michael Carrier
(646) 855-5004

Credit Suisse
Craig Siegenthaler
(212) 325-3104

Goldman Sachs
Alexander Blostein
(212) 357-9976

Jefferies
Gerald O'Hara
(415) 229-1510

JP Morgan
Kenneth Worthington
(212) 622-6613

Keefe, Bruyette & Woods
Robert Lee
(212) 887-7732

Morgan Stanley
Michael Cyprys
(212) 761-7619

Oppenheimer
Chris Kotowski
(212) 667-6699

RBC Capital Markets
Kenneth Lee
(212) 905-5995

UBS Investment Bank
Brent Dilts
(212) 713-1841

Wells Fargo Securities
Christopher Harris
(443) 263-6513

Investor Relations Contacts

Carl Drake
Partner/Head of Ares Management, LLC Public Investor Relations and Communications
Tel: (678) 538-1981
cdrake@aresmgmt.com

Cameron Rudd
Senior Associate
Tel: (678) 538-1986
crudd@aresmgmt.com

General IR Contact
Tel (U.S.):
(800) 340-6597
Tel (International):
(212) 808-1101
IRARES@aresmgmt.com

Please visit our website at:
www.aresmgmt.com

Transfer Agent

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11210
Tel: (877) 681-8121
Fax: (718) 236-2641
info@amstock.com
www.amstock.com

Securities Listing

NYSE: ARES
NYSE: ARES.PRA

ARES

21

Appendix

Financial Details – Segments

Three Months Ended June 30, 2019

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $39,157)	$172,347	$52,162	$21,770	$—	$246,279
Other fees	3,939	—	672	—	4,611
Compensation and benefits	(64,965)	(21,291)	(11,928)	(33,994)	(132,178)
General, administrative and other expenses	(13,381)	(4,912)	(3,523)	(19,874)	(41,690)
Fee Related Earnings	**$97,940**	**$25,959**	**$6,991**	**($53,868)**	**$77,022**
Performance income—realized	$15,959	$18,369	$1,666	$—	$35,994
Performance related compensation—realized	(9,564)	(14,696)	(969)	—	(25,229)
Realized net performance income	**$6,395**	**$3,673**	**$697**	**$—**	**$10,765**
Investment income (loss)—realized	$(310)	$1,030	$1,546	$—	$2,266
Interest and other investment income (expense) —realized	4,631	3,318	2,119	(17)	10,051
Interest expense	(1,908)	(2,436)	(1,050)	(399)	(5,793)
Realized net investment income (loss)	**$2,413**	**$1,912**	**$2,615**	**$(416)**	**$6,524**
Realized income	**$106,748**	**$31,544**	**$10,303**	**($54,284)**	**$94,311**

Three Months Ended June 30, 2018

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $29,866)	$135,848	$49,318	$17,138	$—	$202,304
Other fees	6,877	337	7	—	7,221
Compensation and benefits	(52,271)	(18,672)	(8,768)	(30,680)	(110,391)
General, administrative and other expenses	(11,294)	(4,175)	(2,391)	(19,236)	(37,096)
Fee Related Earnings	**$79,160**	**$26,808**	**$5,986**	**($49,916)**	**$62,038**
Performance income—realized	$41,672	$80,415	$521	$—	$122,608
Performance related compensation—realized	(23,577)	(64,311)	7	—	(87,881)
Realized net performance income	**$18,095**	**$16,104**	**$528**	**$—**	**$34,727**
Investment income (loss)—realized	$595	$9,016	$(250)	$798	$10,159
Interest and other investment income—realized	3,035	2,920	667	584	7,206
Interest expense	(3,596)	(1,440)	(452)	(588)	(6,076)
Realized net investment income (loss)	**$34**	**$10,496**	**$(35)**	**$794**	**$11,289**
Realized income	**$97,289**	**$53,408**	**$6,479**	**($49,122)**	**$108,054**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

23

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Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
	Six Months Ended June 30, 2019				
Management fees (includes ARCC Part I Fees of $77,550)	$335,313	$103,558	$40,420	$—	$479,291
Other fees	7,005	—	681	—	7,686
Compensation and benefits	(125,313)	(42,487)	(21,212)	(66,655)	(255,667)
General, administrative and other expenses	(26,886)	(8,969)	(6,655)	(40,506)	(83,016)
Fee Related Earnings	**$190,119**	**$52,102**	**$13,234**	**($107,161)**	**$148,294**
Performance income—realized	$37,884	$62,492	$4,191	$—	$104,567
Performance related compensation—realized	(22,227)	(49,993)	(2,226)	—	(74,446)
Realized net performance income	**$15,657**	**$12,499**	**$1,965**	**$—**	**$30,121**
Investment income—realized	$548	$11,966	$5,026	$—	$17,540
Interest and other investment income (expense) —realized	7,536	3,612	3,224	(2)	14,370
Interest expense	(3,807)	(4,611)	(2,169)	(795)	(11,382)
Realized net investment income (loss)	**$4,277**	**$10,967**	**$6,081**	**$(797)**	**$20,528**
Realized income	**$210,053**	**$75,568**	**$21,280**	**($107,958)**	**$198,943**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
	Six Months Ended June 30, 2018				
Management fees (includes ARCC Part I Fees of $58,283)	$267,614	$99,205	$32,311	$—	$399,130
Other fees	12,607	677	10	—	13,294
Compensation and benefits	(102,965)	(37,871)	(16,407)	(60,872)	(218,115)
General, administrative and other expenses	(21,148)	(8,216)	(4,823)	(37,627)	(71,814)
Fee Related Earnings	**$156,108**	**$53,795**	**$11,091**	**($98,499)**	**$122,495**
Performance income—realized	$46,743	$84,813	$14,159	$—	$145,715
Performance related compensation—realized	(26,665)	(67,871)	(8,214)	—	(102,750)
Realized net performance income	**$20,078**	**$16,942**	**$5,945**	**$—**	**$42,965**
Investment income—realized	$1,366	$9,687	$3,100	$1,636	$15,789
Interest and other investment income—realized	6,224	2,979	884	1,736	11,823
Interest expense	(8,269)	(2,668)	(872)	(1,136)	(12,945)
Realized net investment income (loss)	**$(679)**	**$9,998**	**$3,112**	**$2,236**	**$14,667**
Realized income	**$175,507**	**$80,735**	**$20,148**	**($96,263)**	**$180,127**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

24

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AUM and FPAUM Rollforward

Q2-19 Total AUM Rollforward ($ in millions)

$ in thousands	Credit	Private Equity	Real Estate	Total
Q1-19 Ending Balance	**$101,076**	**$23,778**	**$11,810**	**$136,664**
Commitments	5,691	997	566	7,254
Capital reductions	(783)	(2)	(89)	(874)
Distributions	(561)	(557)	(561)	(1,679)
Redemptions	(1,032)	—	—	(1,032)
Changes in fund value	1,114	519	142	1,775
Q2-19 Ending Balance	**$105,505**	**$24,735**	**$11,868**	**$142,108**
QoQ change	**$4,429**	**$957**	**$58**	**$5,444**

LTM Total AUM Rollforward ($ in millions)

$ in thousands	Credit	Private Equity	Real Estate	Total
Q2-18 Ending Balance	**$86,858**	**$23,602**	**$10,910**	**$121,370**
Commitments	24,462	2,263	2,959	29,684
Capital reductions	(2,810)	(7)	(229)	(3,046)
Distributions	(2,143)	(1,771)	(2,438)	(6,352)
Redemptions	(3,379)	—	—	(3,379)
Changes in fund value	2,517	648	666	3,831
Q2-19 Ending Balance	**$105,505**	**$24,735**	**$11,868**	**$142,108**
YoY change	**$18,647**	**$1,133**	**$958**	**$20,738**

Q2-19 Total FPAUM Rollforward ($ in millions)

$ in thousands	Credit	Private Equity	Real Estate	Total
Q1-19 Ending Balance	**$62,924**	**$17,322**	**$6,975**	**$87,221**
Commitments	1,570	—	279	1,849
Subscriptions/deployment/increase in leverage	2,695	188	402	3,285
Capital Reductions	(1,144)	(4)	(67)	(1,215)
Distributions	(651)	(320)	(162)	(1,133)
Redemptions	(1,197)	—	—	(1,197)
Changes in fund value	566	2	36	604
Change in fee basis	—	—	—	—
Q2-19 Ending Balance	**$64,763**	**$17,188**	**$7,463**	**$89,414**
QoQ change	**$1,839**	**($134)**	**$488**	**$2,193**

LTM Total FPAUM Rollforward ($ in millions)

$ in thousands	Credit	Private Equity	Real Estate	Total
Q2-18 Ending Balance	**$53,336**	**$16,589**	**$6,963**	**$76,888**
Commitments	5,359	766	1,081	7,206
Subscriptions/deployment/increase in leverage	13,147	1,022	822	14,991
Capital Reductions	(1,707)	(132)	(169)	(2,008)
Distributions	(2,600)	(929)	(1,078)	(4,607)
Redemptions	(3,605)	—	—	(3,605)
Changes in fund value	967	1	(18)	950
Change in fee basis	(134)	(129)	(138)	(401)
Q2-19 Ending Balance	**$64,763**	**$17,188**	**$7,463**	**$89,414**
YoY change	**$11,427**	**$599**	**$500**	**$12,526**

Credit

- AUM increased by 21.5% from Q2-18, primarily driven by new commitments to U.S. and European direct lending and syndicated loans strategies
- FPAUM increased by 21.4% from Q2-18, primarily driven by deployment in U.S. and European direct lending funds paid on invested capital and new commitments to syndicated loans strategy

Private Equity

- AUM increased by 4.8% from Q2-18, driven by new commitments to special opportunities and energy opportunities strategies
- FPAUM increased by 3.6% from Q2-18, driven by new commitments to energy opportunities strategy and deployment of capital in special opportunities strategy

Real Estate

- AUM increased by 8.8% from Q2-18, driven by new commitments across funds in all three Real Estate strategies and net appreciation of portfolio holdings primarily in U.S. equity funds
- FPAUM increased by 7.2% from Q2-18, driven by new commitments and deployment of capital in funds across European and U.S. equity strategies

25

ARES

AUM and FPAUM by Strategy As of June 30, 2019 Strategy ($ in billions) AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $20.9 20% $20.2 31% High Yield 3.5 3 3.5 5 Credit Opportunities 2.5 2 2.1 3 Alternative Credit 7.3 7 3.8 6 U.S. Direct Lending(1) 46.3 44 24.4 38 European Direct Lending 25.0 24 10.8 17 Credit $105.5 100% $64.8 100% Private Equity Corporate Private Equity ACOF V $8.2 33% $7.6 44% ACOF IV 5.6 23 2.7 16 ACOF III 2.9 12 1.1 7 ACOF I-II 0.4 2 — — ACOF Asia 0.2 1 0.1 2 Infrastructure and Power EIF I-IV and Co-investment Vehicles 2.7 11 2.7 15 EIF V 0.9 3 0.8 4 Energy Opportunities Energy Opportunities 0.9 3 0.8 4 Special Opportunities Special Opportunities 2.9 12 1.4 8 Private Equity $24.7 100% $17.2 100% Real Estate U.S. Equity $3.5 30% $2.6 35% European Equity 4.2 35 3.6 49 Debt 4.2 35 1.2 16 Real Estate $11.9 100% $7.4 100% Total $142.1 $89.4 1. AUM includes ARCC, IHAM, and SDLP AUM of $16.6 billion, $4.7 billion, and $3.2 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 23 funds and serves as the sub-manager or sub-adviser for 2 other funds as of June 30, 2019. 26

Balance Sheet Investments by Strategy(1) $ in thousands June 30, 2019 December 31, 2018 Credit Syndicated Loans(2) $100,751 $75,029 Credit Opportunities 3,763 3,420 Alternative Credit 21,013 19,518 U.S. Direct Lending 62,674 58,970 European Direct Lending 37,035 47,854 Credit $225,236 $204,791 Private Equity ACOF I - II $1,156 $3,417 ACOF III 76,243 81,658 ACOF IV 40,937 37,207 ACOF Asia 71,882 83,492 Energy Opportunities 8,735 1,741 Infrastructure and Power 33,715 30,487 Special Opportunities 46,534 37,817 Private Equity $279,202 $275,819 Real Estate U.S. Equity $102,557 $109,893 European Equity 18,236 16,453 Debt 17,369 18,108 Real Estate $138,162 $144,454 Operations Management Group Other $48,784 $46,449 Other $48,784 $46,449 Total $691,384 $671,513 1. As of June 30, 2019, the fair value of our corporate investment portfolio was $494.1 million in accordance with GAAP. Difference between GAAP and unconsolidated investments represents investments of $197.3 million in Consolidated Funds that are eliminated upon consolidation. Corporate investment portfolio excludes accrued carried interest allocation of $1,072.0 million. 2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs. 27

Significant Fund Performance Metrics The following table presents the performance data for the significant fund in the Credit Group that is not a drawdown fund: As of June 30, 2019 Returns (%)(1) Current Quarter Year-To-Date Since Inception(2) Year of AUM Inception (in millions) Gross Net Gross Net Gross Net Investment Strategy ARCC(3) 2004 $16,645 N/A 2.8% N/A 5.9% N/A 11.8% U.S. Direct Lending Note: Past performance is not indicative of future results. AUM and Net Returns are as of June 30, 2019 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the six months ended June 30, 2019 or comprised 1% or more of Ares' total FPAUM as of June 30, 2019, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle. 28

Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for all our significant drawdown funds:

As of June 30, 2019

Credit

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Cumulative Invested Capital	Realized Proceeds[4]	Unrealized Value[5]	Total Value	MOIC Gross[6]	MOIC Net[7]	IRR Gross[8]	IRR Net[9]	Primary Investment Strategy
CSF III	2010	$1,138	$1,135	$1,209	$617	$1,112	$1,729	1.5x	1.4x	8.9%	7.9%	European & U.S. Direct Lending
ACE III[10]	2015	5,050	2,822	2,505	503	2,628	3,131	1.3x	1.3x	15.4%	11.6%	European Direct Lending
PCS	2017	3,555	3,365	1,449	98	1,502	1,600	1.2x	1.1x	14.4%	10.0%	U.S Direct Lending
ACE IV Unlevered[11]*	2018	9,014	2,851	939	11	974	985	1.1x	1.1x	N/A	N/A	European Direct Lending
ACE IV Levered[11]*			4,819	1,578	26	1,685	1,711	1.1x	1.1x	N/A	N/A	

Private Equity

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Cumulative Invested Capital	Realized Proceeds[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR Gross[5]	IRR Net[6]	Primary Investment Strategy
ACOF III	2008	$2,936	$3,510	$3,885	$7,656	$2,650	$10,306	2.7x	2.2x	29.1%	20.8%	Corporate Private Equity
USPF IV	2010	1,628	1,688	2,085	1,215	1,538	2,753	1.3x	1.2x	8.5%	5.3%	Infrastructure and Power
ACOF IV	2012	5,633	4,700	4,230	2,707	4,920	7,627	1.8x	1.6x	19.0%	12.3%	Corporate Private Equity
EIF V	2015	855	801	757	237	680	917	1.2x	1.1x	15.4%	8.9%	Infrastructure and Power
SSF IV[7]	2015	1,518	1,515	2,805	1,458	1,305	2,763	1.0x	0.9x	(1.4)%	(3.3)%	Special Opportunities
ACOF V	2017	8,198	7,850	4,570	158	5,154	5,312	1.2x	1.1x	13.9%	7.4%	Corporate Private Equity
First flagship energy opportunities fund	2019	885	756	616	4	699	703	1.1x	1.1x	N/A	N/A	Energy Opportunities

Real Estate

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Cumulative Invested Capital	Realized Proceeds[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR Gross[5]	IRR Net[6]	Primary Investment Strategy
EF IV[7]	2014	$1,074	$1,302	$1,105	$739	$962	$1,701	1.5x	1.3x	19.2%	13.4%	European Real Estate Equity
VEF IX*	2017	1,029	1,040	595	19	584	603	1.1x	1.0x	N/A	N/A	U.S. Real Estate Equity
Fifth flagship European real estate fund V[8]*	2018	1,557	1,547	308	43	303	346	1.1x	1.0x	N/A	N/A	European Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of June 30, 2019 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the six months ended June 30, 2019 or comprised 1% or more of Ares' total FPAUM as of June 30, 2019, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

29

Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this presentation. 4. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 5. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 6. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC for CSF III is before giving effect to management fees and carried interest, as applicable. The gross MoIC for all other credit funds is before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 7. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs for CSF III are calculated before giving effect to management fees and carried interest, as applicable. The gross IRRs for all other Credit funds are calculated before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee- paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 15.0% and 11.3%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 11. ACE IV is made up of four parallel funds: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered, and ACE IV (G) Levered. The gross and net MoIC presented in the chart are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. Dollar denominated feeder fund, which has not been presented separately. The gross and net MoIC for ACE IV (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.1x and 1.1.x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 4. The net MoIC for the infrastructure and power and SSF IV is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For SSF IV, cash flows used in the gross IRR calculation are based on the actual dates of the cash flows. For all other funds, cash flows are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 30

Significant Fund Performance Metrics Endnotes (cont’d) Private Equity - Cont. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. In January 2017, a new team assumed portfolio management of SSF IV. In addition to presenting the cumulative performance measure for SSF IV, we have also adopted a new performance measurement called “SSF IV 2.0”. SSF IV 2.0 is a subset of SSF IV positions and is intended to provide insight into the new team’s cumulative investment performance. SSF IV 2.0 investments represent (i) existing and re-underwritten positions by the new team on January 1, 2017 and (ii) all new investments made by the new team since January 1, 2017. As part of the re-underwriting process, each liquid investment in the SSF IV portfolio was evaluated and a determination was made whether to continue to hold such investment in the SSF IV portfolio or dispose of such investment. At the same time, legacy illiquid investments have been excluded from the SSF IV 2.0 track record as it was not possible to dispose of such investments in the near-term due to their private, illiquid nature. Since January 2017, SSF IV 2.0 has generated gross and net internal rates of return of 12.2% and 8.2% through June 30, 2019, respectively. The IRR is an annualized since inception internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Cash flows used in the IRRs calculations are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, other expenses and taxes, as applicable. The net IRRs are calculated after giving effect to estimated management fees, carried interest and other expenses. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. Net fund-level MoICs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest, other expenses and taxes, as applicable. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRRs presented in the chart are for the Euro denominated parallel fund. The gross and net IRRs for the U.S. Dollar denominated parallel fund are 18.8% and 13.5%, respectively. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing.  All other values for EF IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 8. Our fifth flagship European real estate fund is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.1x and 1.0x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for our fifth flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 31

Weighted Average Shares

	Q2-19		Q2-18	
	Total Shares	Common Shares, As Adjusted[3]	Total Shares	Common Shares, As Adjusted[3]
Weighted average shares of Class A common stock	105,188,966	105,188,966	98,037,252	98,037,252
Ares Operating Group Units exchangeable into shares of Class A common stock[1]	116,831,583	—	120,231,237	—
Dilutive effect of unvested restricted common units[2]	7,212,754	3,417,261	5,026,111	2,257,523
Dilutive effect of unexercised options[2]	4,202,167	1,990,904	1,662,519	746,735
Total Weighted Average Shares Used For Realized Income[4]	**233,435,470**	**110,597,131**	**224,957,119**	**101,041,510**

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the average percentage of Ares Operating Group owned by Ares Management Corporation (47.38% and 44.92% as of June 30, 2019 and 2018, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

32

ARES

Additional Information

Targeted Net Returns[1]	Investor Base as a % of AUM[1]
Credit Group: • Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2] • Credit Opportunities: 8-12% • Alternative Credit: 5-15% • Direct Lending: 5-15%[3] **Private Equity Group:** • Corporate Private Equity: 18-22% • Infrastructure and Power: 10-15% • Special Opportunities: 15-20% • Energy Opportunities: 18-22% **Real Estate Group:** • Real Estate Debt: 4-14% • Real Estate Equity: 12-18%	**Public Entity & Related: 19%** • **700+** institutional investors [4] • **200,000+** retail investors across our public funds[5] **Institutional Intermediated: 12%** **Institutional Direct: 69%** • Pension: 27% • Insurance: 12% • Bank/Private Bank: 11% • SWF: 9% • Investment Manager: 5% • Other: 4% • Endowment: 1% **Total Direct Institutional Investors: 930**

No assurance can be made that such results will be achieved.

1. As of June 30, 2019, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q2-19 returns for the CSLLI and the H0A0 were 1.6% and 2.6%, respectively. NOTE: Certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. Includes funds managed or co-managed by Ares. Also includes funds managed by IHAM, a wholly owned portfolio company of ARCC, and a registered investment adviser.
4. Most recent data available as of July 15, 2019.
5. As of April 8, 2019 for ARCC, February 26, 2019 for ACRE and April 15, 2019 for ARDC.

33

ARES

RI and Other Measures –Financial Data(1) $ in thousands Year ended December 31, 2018 2017 Credit Group $564,899 $481,466 Private Equity Group 198,182 198,498 Real Estate Group 73,663 64,861 Management fees(2) $836,744 $744,825 Other fees $24,288 $22,431 Compensation and benefits expenses (456,255) (413,735) General, administrative and other expense (149,465) (136,531) Fee Related Earnings $255,312 $216,990 Realized net performance income $105,610 $75,457 Realized net investment income 34,474 32,993 Realized Income $395,396 $325,440 Other Data Total Fee Revenue(3) $942,354 $820,282 Management Fees as % of Total Fees 89% 91% Fee Related Earnings as % of Realized Income 65% 67% 1. Unconsolidated results represent the operating segments plus the Operation Management Group but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $128.8 million and $105.5 million for the years ended December 31, 2018 and 2017, respectively. 3. Total fee revenue is calculated as management fees plus realized net performance income. 34

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis $ in thousands Year ended December 31, 2018 2017 Realized income and fee related earnings: Income before taxes $184,341 $149,859 Adjustments: Depreciation and amortization expense 25,087 30,481 Equity compensation expense 89,724 69,711 Acquisition and merger-related expense 2,936 259,899 Placement fees 20,343 19,765 Other (income) expense, net(1) 13,489 (1,042) Expense of non-controlling interests in consolidated subsidiaries 3,343 1,739 Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (20,643) (62,705) Unconsolidated performance income - unrealized 247,212 (325,915) Unconsolidated performance related compensation - unrealized (221,343) 237,392 Unconsolidated net investment (income) loss - unrealized 50,907 (53,744) Realized Income $395,396 $325,440 Unconsolidated performance fee income - realized $(357,207) ($317,787) Unconsolidated performance related compensation - realized 251,597 242,330 Unconsolidated net investment income (34,474) (32,993) Fee Related Earnings $255,312 $216,990 Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI and FRE on unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. 1. 2018 period includes $11.8 million payment to ARCC for rent and utilities for the years ended 2017, 2016, 2015 and 2014, and the first quarter of 2018. 35

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.) $ in thousands Year ended December 31, 2018 2017 Performance income and net investment income reconciliation: Carried interest allocation $42,410 $620,454 Incentive fees 63,380 16,220 Carried interest allocation and incentive fees $105,790 $636,674 Performance income - realized earned from Consolidated Funds $4,000 $8,089 Performance income - reclass(1) 205 1,936 Unconsolidated performance income - unrealized 247,212 (325,915) Performance income - unrealized earned from Consolidated Funds — (2,997) Performance income - realized $357,207 $317,787 Total consolidated other income $96,242 $174,674 Net investment income from Consolidated Funds (115,151) (153,810) Performance income - reclass (1) (205) (1,936) Principal investment income 1,047 89,031 Change in value of contingent consideration — (20,156) Other (income) expense, net 1,653 (1,042) Other income of non-controlling interests in consolidated subsidiaries (19) (24) Investment (income) loss - unrealized 50,809 (55,487) Interest and other investment loss - unrealized 98 1,743 Total realized net investment income $34,474 $32,993 Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain (loss) on investments in Ares' Consolidated Statements of Operations. 36

Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance income on the investment income from ARCC. Such fees from ARCC are classified as management fees as they are paid quarterly, predictable and recurring in nature, not subject to contingent repayment and are typically cash settled each quarter. ARCC Part II Fees ARCC Part II Fees refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Units Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM is equal to initial principal amounts adjusted for paydowns. AUM Not Yet Earning Fees AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees upon deployment. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest (also referred to as "Dry Powder"). Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Fee Paying Assets Under Fee Paying AUM (or “FPAUM”) refers to the AUM from which we directly earn management fees. Fee Paying AUM is equal to the sum Management of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee Related Earnings (or “FRE”), a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open- ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. 37

Glossary (cont’d) Incentive Eligible Assets Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance income, regardless of Under Management whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive a performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating Assets Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized Under Management basis, performance income. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). With respect to ARCC, only ARCC Part II Fees may be generated from IGAUM. Net Inflows of Capital Net Inflow of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of shared resource groups Group to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Income Performance income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be structured as either an incentive fee or as carried interest. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. Such funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income. 38

Glossary (cont’d) Realized Income Realized income (or “RI”), a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and expenses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, (e) unrealized gains and losses related to performance income and investment performance and (f) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Beginning in 2018, placement fees are no longer excluded but are amortized to match the period over which management fees are recognized. Prior to the introduction of RI, management used distributable earnings for this evaluation. Management believes RI is a more appropriate metric to evaluate Ares' current business operations. Senior Direct Lending Senior Direct Lending Program (or ‘‘SDLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Program Varagon Capital Partners. Total Fee Revenue Total fee revenue refers to the sum of segment management fees and net realized performance income. 39